UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

NOVA BIOSOURCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

2777 Allen Parkway, Suite 860, Houston, Texas 77019
(Address of Principal Executive Offices)

713-869-6682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 2, 2007, Scott Petroleum Corporation and a subsidiary of Nova Biosource Fuels, Inc. (the “Company”) entered into Change Order Two to the Agreement, dated March 31, 2006, between Scott Petroleum Corporation and such subsidiary, with respect to the design and construction of a 20 million gallon per year biodiesel refinery in Greenville, Mississippi.  The change order memorializes the agreement of the parties for the Company’s subsidiary to build heat trace lines, to make specified modifications to a process tank farm at the refinery, to design, fabricate and install certain piping and structures for a terminal tank farm at the refinery and for other miscellaneous matters.  In connection with the change order, the contract price was increased by $371,906.06 to $14,495,364.20; however, the Company’s subsidiary agreed to absorb half of such increased costs.  Both Change Order One entered into on June 28, 2007 and Change Order Two provide that the respective increases in contract price shall not be included in the calculation of “incremental infrastructure costs” under the Biodiesel Tolling and Offtake Agreement between Scott Petroleum Corporation and a subsidiary of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

By:	/s/ J.D. McGraw
J.D. McGraw
President

Date:  July 5, 2007